EX-99.77Q1(a) - Exhibits; Copies of any material amendments to the registrant's charter or by-laws
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Amendment No. 49 dated June 19, 2008 to the Agreement and Declaration of Trust
dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(50) to Post Effective Amendment No. 205 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on July 29, 2008 (Accession No. 0000950123-08-008456).

Amendment No. 50 dated August 14, 2008 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(51) to Post Effective Amendment No. 206 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on August 27, 2008 (Accession No. 0000950123-08-010200).

Amendment No. 51 dated August 25, 2008 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(52) to
 Post Effective Amendment No. 208 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 25, 2008
(Accession No. 0000950123-08-016330).